EXHIBIT 10.11

                          SECURITY AGREEMENT AMENDMENT

      THIS SECURITY AGREEMENT AMENDMENT is made as of December 7, 2004, by and between Strategic Equity Corp., (the "Secured Party") and Swiss Medica, Inc., a Delaware corporation (the "Debtor");

WHEREAS:

      1. The Secured Party and the Debtor have executed a Note and Warrant Purchase Agreement and a Security Agreement dated December 6, 2004 (the "Security Documents") to secure a loan of $600,000 dollars CAD;

      2. The Secured Party has agreed to loan an additional $105,000 USD to the Debtor; and

      3. The Debtor has agreed to issue an additional Note for $105,000 USD (the "Additional Note") to the Secured Party in accordance with the terms of the Security Documents;

NOW THEREFORE in consideration of the premises contained herein and other good and valuable consideration the parties hereto agree:

      1. The Security Agreement shall be amended by deleting Section 1 in its entirety and replacing it with the following:

            "1.  Obligations  Secured.  The  security  interest  granted by this
            Security Agreement shall secure payment of all sums due to the Secured Party ("SECURED DEBT") under the Secured Promissory Note in the principal amount of $300,000 CAD ("NOTE") issued by Debtor in favor of Secured Party dated on or about the date hereof, the Additional Note in the principal amount of $105,000 USD dated on or about December 7, 2004 and payment of all sums due to Secured Party under the Secured Promissory Note to be issued by Debtor to Secured Party on or before January 3, 2005, as provided in that certain Note and Warrant Purchase Agreement, as amended (the "Purchase Agreement") entered into between Debtor and Secured Party, if such
            Note is issued (the "January Note")."

      2. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


COMPANY:                                    LENDER:

SWISS MEDICA, INC.                          STRATEGIC EQUITY CORP.


By: /s/ Raghu N. Kilambi                    By: /s/ Dave Bulloch
    -----------------------                     ----------------
     Raghu N. Kilambi,                          Dave Bulloch, Director
     Chief Executive Officer                    Business Development